EXHIBIT 10.2

[IBERDROLA USA LETTERHEAD]

Ramón Castresana Sánchez

Director de Recursos Humanos

Sheila Duncan

1 Atlantic Quay, Glasgow G2 8SP

March 3rd, 2015

Dear Sheila:

Iberdrola USA Management Corporation (the “Employer”) is pleased to confirm our offer of employment to you as Chief Human Resources Officer of Iberdrola USA based at (TBC).

Your anticipated commencement of employment with the employer under this contract is scheduled for April 1st, 2015.

We are offering you an exempt salary of $315,000. You will be part of the Annual Incentive Program with a bonus opportunity of 45% to 90%.

You will be eligible for all of the employee benefits available to Iberdrola USA Management Corporation employees, including 5 weeks’ vacation, life insurance and CIGNA medical insurance.

In addition, you will also be eligible for the following allowances.

•	Immigration assistance (family unit)
•	Pre-assignment trip (family unit)
•	Annual housing allowance: $42,000 (net)
•	Annual car allowance: $12,000
•	Initial and return flights business class (family unit)
•	Temporary lodging (30 days)
•	Shipping of household/personal goods: 4m3
•	Tax assistance (year 1)
•	Relocation lump sum: $10,000 (net)

If you wish to accept this offer, please confirm this to me within 10 working days by returning this offer letter signed by you.

Dirección de Finanzas y Recursos

Tomás Redondo, 1 28033 Madrid

Tel 91 577 65 00 Fax 91 784 21 47

ramon.castresana@iberdrola.es

In the meantime, should you require any further information, please do not hesitate to contact me.

I would like to take this opportunity to wish you every success in your new role.

Yours sincerely,

/s/Ramón Castresana

Ramón Castresana

For and on behalf of Iberdrola USA Management Corporation

The Company follows the “at will” principle of employment which provides you or the Company the opportunity to end the employment relationship at any time. However, should the Company choose to end the employment relationship, using the “at will” principle, notice period and pensions provisions in the ScottishPower contract of employment will apply

Please indicate by your signature, your acceptance of this offer:

/s/Sheila Duncan	5 March 2015
Sheila Duncan	Date